Exhibit 99.1

November 8, 2017

Dear Fellow Shareholders:

The investments that we have been making to transition to a provider of purchase intent data are paying off, which makes us very optimistic about the end of this year, next year, and beyond.

•	Online revenues were up 16% in Q3 2017.
•	IT Deal AlertTM revenues were up 84% versus Q3 2016 and up 58% YTD versus the first nine months of 2016.
•	Revenues from Priority EngineTM and Deal DataTM were up 139% in Q3 2017 versus Q3 2016.
•	The number of IT Deal Alert customers in Q3 2017 was over 600.
•	We had over 60 new Priority Engine and Deal Data customers in Q3 2017.
•	23% of the revenue in Q3 2017 was derived from longer-term contracts.
•	Adjusted EBITDA was $6.1 million (22% adjusted EBITDA margin), up 64% versus Q3 2016.

We continue to innovate and drive customer success with our IT Deal Alert offerings. Priority Engine adoption is growing rapidly and is the core driver of the growth we’re seeing in our revenue related to longer-term contracts. We signed more longer-term contracts on Priority Engine in Q3 than we did in all of 2016 combined.

On the Priority Engine front, we recently announced a partnership with DiscoverOrg to integrate their highly accurate and comprehensive contact data related to additional people on the buying team at accounts that Priority Engine indicates are in-market for purchases. DiscoverOrg is the leading company providing this type of information in their space with over 4000 customers. Earlier this year, we created a partnership with HG Data to integrate their Installed Base Technologies data into Priority Engine. Our strategy is to make Priority Engine the go-to sales and marketing data platform for our customers. We will continue to enhance the offering with additional features based on customer feedback and anticipate forming new partnerships to integrate further data sets into Priority Engine.

We are also seeing stabilization in our core online revenues. While core online revenues were down 14% on a year over year basis, the rate of decline has been moderating over the course of the year, and we expect that trend to continue. As we’ve previously discussed, this revenue stream is heavily influenced by trends at our largest global spenders, a number of which have been involved in large-scale corporate transactions that have negatively affected their marketing spend. We’re seeing improvement at these accounts as those transactions are further along.

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Q3 2017 Results (Unaudited)

	Three Months Ended September 30,		2017 vs. 2016	Nine Months Ended September 30,		2017 vs. 2016
	2017	2016	change	2017	2016	change
	($ in thousands)			($ in thousands)
Total Online	$28,012	$24,247	16%	$78,085	$76,242	2%
Total Online by Geographic Area:
North America:
North America IT Deal Alert	9,953	5,895	69%	26,563	18,629	43%
North America Core Online	9,374	10,644	(12)%	26,444	33,683	(21)%
Total North America Online	19,327	16,539	17%	53,007	52,312	1%
International:
International IT Deal Alert	3,451	1,381	150%	8,869	3,850	130%
International Core Online	5,234	6,327	(17)%	16,209	20,080	(19)%
Total International Online	8,685	7,708	13%	25,078	23,930	5%
Total Online by Product:
IT Deal Alert:
North America IT Deal Alert	9,953	5,895	69%	26,563	18,629	43%
International IT Deal Alert	3,451	1,381	150%	8,869	3,850	130%
Total IT Deal Alert	13,404	7,276	84%	35,432	22,479	58%
Core Online:
North America Core Online	9,374	10,644	(12)%	26,444	33,683	(21)%
International Core Online	5,234	6,327	(17)%	16,209	20,080	(19)%
Total Core Online	14,608	16,971	(14)%	42,653	53,763	(21)%
Total Events	$—	$1,503	(100)%	$168	$3,713	(95)%
Total Revenues	$28,012	$25,750	9%	$78,253	$79,955	(2)%
Adjusted EBITDA*	$6,122	$3,727	64%	$13,874	$13,866	0%

*	Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to a GAAP measure later in this Letter to Shareholders.

Gross Margins

Total gross margin for Q3 2017 was 75%, up 500 basis points from Q3 2016. Online gross margin was 75% for Q3 2017, compared to 72% for Q3 2016. These improvements are due to higher online revenue and the discontinuation of our events product line that had lower gross margins.

Balance Sheet

The Company’s balance sheet remains very strong.  As of September 30, 2017, we had $31.1 million in cash and investments and $34.7 million of outstanding term loan debt.

Common Stock Repurchase Plan

In the quarter, we repurchased 300,114 shares of common stock at an average price of $10.23 for an aggregate purchase price of $3.1 million. There is approximately $6.8 million available under the $20 million repurchase program that we announced in June of 2016.

Traffic Update

Unpaid traffic represented 96% of overall traffic in the quarter. Organic traffic was down single digits as compared to Q2 2017. We are not concerned about this decrease because the comparison is against a record comparable in the earlier period and we have ample traffic to support our revenue.

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Q4 2017 and Preliminary 2018 Guidance

For Q4 2017, we expect revenues between $29.5 million and $30.5 million. We expect adjusted EBITDA between $7.5 million and $8.5 million.

For 2018, we expect revenues to increase by double digits and adjusted EBITDA to increase by at least 25%. We will provide more specifics in regards to our 2018 guidance in our next shareholder letter in February of 2018.

Summary

We are very optimistic about the end of this year, next year, and beyond. We believe that our customers’ transition to becoming data-driven sales and marketing organizations presents a very large opportunity and is still in the early innings. Many of the temporary headwinds that we have faced in the past two years are abating. The dollar has weakened and the temporary disruptions to marketing budgets at some of our largest customers caused by significant divestitures or acquisitions will be behind us in 2018. While overall IT spending remains challenged, we are confident that we will continue to gain market share and grow faster than the overall market with significant upside when IT spending increases.

Sincerely,

Michael Cotoia	Greg Strakosch
Chief Executive Officer	Executive Chairman

(C) 2017 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks, and IT Deal Alert, Priority Engine and Deal Data are trademarks of TechTarget. All other trademarks are the property of their respective owners.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 5:00 p.m. (Eastern Time) today (November 8, 2017). Supplemental financial information and this Letter to Shareholders will be posted to the Investor Relations section of our website.

NOTE: Our Letter to Shareholders will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com. The conference call can also be heard via telephone by dialing 1-888-339-0724 (US callers), 1-412-902-4191 (International callers), or 1-855-669-9657 (Canadian callers).

For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning November 8, 2017 one (1) hour after the conference call through December 8, 2017 at 9:00 a.m. ET. To listen to the replay, US callers should dial 1-877-344-7529 and use the conference number 10112893. International callers should dial 1-412-317-0088 and also use the conference number 10112893. Canadian callers should dial 1-855-669-9658 and also use the conference number 10112893. The webcast replay will also be available on http://investor.techtarget.com during the same period.

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Non-GAAP Financial Measures

This letter and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

“Adjusted EBITDA” means earnings before net interest, other income and expense, income taxes, depreciation and amortization, as further adjusted to exclude stock-based compensation and other one-time charges, if any.

“Adjusted net income” means net income adjusted for amortization, stock-based compensation, foreign exchange, interest on the term loan and one-time charges, if any, as further adjusted for the related income tax impact of the adjustments.

“Adjusted net income per share” means adjusted net income divided by adjusted weighted average diluted shares outstanding.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe that adjusted EBITDA, adjusted net income and adjusted net income per share provide relevant and useful information to enable us and investors to compare our operating performance using an additional measurement. We use these measures in our internal management reporting and planning process as primary measures to evaluate the operating performance of our business, as well as potential acquisitions.

The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as one of the principal financial metrics in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our Board of Directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business, including interest on the term loan. Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain information included in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding the intent, belief or current expectations of the Company and members of our management team. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. Such statements may include those regarding guidance on our future financial results and other projections or measures of our future performance; expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, new products or services and other potential sources of additional revenue. These statements speak only as of the date of this release and are based on our current plans and expectations. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to:

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market acceptance of our products and services, including continued increased sales of our IT Deal Alert offerings and continued increased international growth; relationships with customers, strategic partners and employees; difficulties in integrating acquired businesses; changes in economic or regulatory conditions or other trends affecting the internet, internet advertising and information technology industries; and other matters included in our SEC filings, including in our Annual Report on Form 10-K. Actual results may differ materially from those contemplated by the forward-looking statements. We undertake no obligation to update our forward-looking statements to reflect future events or circumstances.

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TECHTARGET, INC.

Consolidated Statements of Operations

(in 000’s, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Revenues:
Online	$28,012	$24,247	$78,085	$76,242
Events	—	1,503	168	3,713
Total revenues	28,012	25,750	78,253	79,955
Cost of revenues:
Online(1)	6,951	6,889	20,931	20,360
Events	—	723	41	2,049
Total cost of revenues	6,951	7,612	20,972	22,409
Gross profit	21,061	18,138	57,281	57,546
Operating expenses:
Selling and marketing(1)	11,568	11,243	33,006	33,331
Product development(1)	2,209	2,074	6,168	6,027
General and administrative(1)	3,288	3,138	9,542	9,392
Depreciation	1,065	951	3,249	2,987
Amortization of intangible assets	44	183	126	718
Total operating expenses	18,174	17,589	52,091	52,455
Operating income	2,887	549	5,190	5,091
Interest and other expense, net	(190)	(471)	(447)	(1,037)
Income before provision for income taxes	2,697	78	4,743	4,054
Provision for income taxes	623	100	1,337	1,725
Net income (loss)	$2,074	$(22)	$3,406	$2,329

Net income (loss) per common share:
Basic	$0.08	$(0.00)	$0.12	$0.08
Diluted	$0.07	$(0.00)	$0.12	$0.07
Weighted average common shares outstanding:
Basic	27,555	27,540	27,521	30,650
Diluted	28,320	27,540	28,275	31,608

(1)	Amounts include stock-based compensation expense as follows:

Cost of online revenues	$13	$36	$38	$90
Selling and marketing	1,284	1,260	3,161	3,103
Product development	18	45	92	124
General and administrative	811	703	2,018	1,753

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TechTarget, Inc.

Consolidated Balance Sheets

(in 000’s, except share and per share data)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,253	$18,485
Short-term investments	8,764	10,988
Accounts receivable, net of allowance for doubtful accounts of $1,676 and $1,961 as of September 30, 2017 and December 31, 2016, respectively	29,393	22,551
Prepaid taxes	2,133	3,961
Prepaid expenses and other current assets	2,670	1,952
Total current assets	62,213	57,937
Property and equipment, net	8,757	9,232
Long-term investments	3,042	7,801
Goodwill	93,717	93,469
Intangible assets, net	542	601
Deferred tax assets	543	139
Other assets	880	898
Total assets	$169,694	$170,077
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,486	$2,100
Current portion of term loan	9,888	6,157
Accrued expenses and other current liabilities	2,747	2,792
Accrued compensation expenses	1,240	698
Income taxes payable	-	122
Deferred revenue	9,238	6,079
Total current liabilities	24,599	17,948
Long-term liabilities:
Long-term portion of term loan	24,811	32,286
Deferred rent	1,763	2,080
Deferred tax liabilities	198	200
Total liabilities	51,371	52,514
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized, 53,246,110 shares issued and 27,597,037 shares outstanding at September 30, 2017 and 52,601,284 shares issued and 27,495,539 shares outstanding at December 31, 2016	53	52
Treasury stock, 25,649,073 shares at September 30, 2017 and 25,105,745 shares at December 31, 2016, at cost	(167,953)	(162,731)
Additional paid-in capital	298,933	296,853
Accumulated other comprehensive gain (loss)	5	(248)
Accumulated deficit	(12,715)	(16,363)
Total stockholders’ equity	118,323	117,563
Total liabilities and stockholders’ equity	$169,694	$170,077

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TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in 000’s)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)
Net income (loss)	$2,074	$(22)	$3,406	$2,329
Interest and other expense, net	190	471	447	1,037
Provision for income taxes	623	100	1,337	1,725
Depreciation	1,065	951	3,249	2,987
Amortization of intangible assets	44	183	126	718
EBITDA	3,996	1,683	8,565	8,796
Stock-based compensation expense	2,126	2,044	5,309	5,070
Adjusted EBITDA	$6,122	$3,727	$13,874	$13,866

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TECHTARGET, INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income and

Net Income (Loss) per Diluted Share to Adjusted Net Income per Diluted Share

(in 000’s, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(Unaudited)
Net income (loss)	$2,074	$(22)	$3,406	$2,329
Provision for income taxes	623	100	1,337	1,725
Net income before taxes	2,697	78	4,743	4,054
Amortization of intangible assets	44	183	126	718
Stock-based compensation expense	2,126	2,044	5,309	5,070
Foreign exchange (gain) loss and interest on term loan (1)	217	503	536	1,153
Adjusted income tax provision (2)	(1,846)	(815)	(3,951)	(3,871)
Adjusted net income	$3,238	$1,993	$6,763	$7,124

Net income (loss) per diluted share	$0.07	$(0.00)	$0.12	$0.07
Weighted average diluted shares outstanding	28,320	27,540	28,275	31,608

Adjusted net income per diluted share	$0.11	$0.07	$0.24	$0.23
Adjusted weighted average diluted shares outstanding (3)	28,320	28,325	28,275	31,608

(1)	For consistency with current presentation, we have adjusted prior year non-GAAP income to include the adjustment for interest on the term loan.
(2)	Adjusted income tax provision was calculated using an adjusted effective tax rate, excluding discrete items, for each respective period.
(3)	Adjusted weighted average diluted shares outstanding includes 785 shares related to unvested stock awards calculated using the treasury method.

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TECHTARGET, INC.

Financial Guidance for the Three and Twelve Months Ended December 31, 2017

(in 000’s)

	Three Months Ended December 31, 2017		Twelve Months Ended December 31, 2017
	Range		Range
Total Revenues	$29,500	$30,500	$107,585	$108,585

Adjusted EBITDA	7,500	8,500	21,374	22,374
Depreciation, amortization and stock-based compensation	2,900	2,900	11,584	11,584
Interest and other expense, net	300	300	747	747
Provision for income taxes	2,000	2,500	3,337	3,837
Net income	$2,300	$2,800	5,706	6,206

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